EXHIBIT 10.22

Addendum

to the

Spinal Fusion Purchase Agreement

between

Texas Health Resources

and

CPM Medical

August 7, 2015

The Agreement to which this Addendum is attached and incorporated and is executed by and between CPM Medical ("Vendor"), and Texas Health Resources with its principal place of business at 612 East Lamar Blvd., Suite 1100, Arlington, Texas 76011 ("Customer"), dated as of the date hereof (the "Agreement"). In the event of a conflict between this Addendum and the Agreement, this Addendum shall control. The parties hereby agree as follows:

1.	The companies agree to extend the existing Spinal Fusion Purchase Agreement between the parties for the period of January 1, 2016 through June 30, 2017.
2.	All other Terms and Conditions of the agreement shall remain in effect.

AGREED: CPM Medical
By:	Date:
Name:
Title:
AGREED: Texas Health Resources
By: John B. Gaida Senior Vice President Texas Health Resources	Date:

1

Appendix

Texas Health Resources

Entity Listing

HOSPITALS
Texas Health Arlington Memorial Hospital 800 W. Randol Mill Rd Arlington, TX 76012	Texas Health Harris Methodist Hospital Southwest Fort Worth 6100 Harris Parkway Fort Worth, TX 76132	Texas Health Presbyterian Hospital Kaufman 850 Highway 243 West Kaufman, TX 75142
Texas Health Harris Methodist Hospital Cleburne 201 Walls Drive Cleburne, TX 76031	Texas Health Presbyterian Hospital Dallas 8200 Walnut Hill Ln. Dallas, TX 75231	Texas Health Presbyterian Hospital Plano 6200 W. Parker Blvd Plano, TX 75093
Texas Health Harris Methodist Hospital Fort Worth 1301 Pennsylvania Avenue Fort Worth, TX 76104	Texas Health Harris Methodist Hospital Stephenville 411 N. Belknap Stephenville, TX 76401	Texas Health Specialty Hospital Fort Worth 1301 Pennsylvania Ave. Fort Worth, TX 76104
Texas Health Harris Methodist Hospital Azle 108 Denver Trail Azle, TX 76020	Texas Health Presbyterian Hospital Allen 1105 Central Expwy North Allen, TX 75013	Texas Health Harris Methodist Hospital H.E.B, 1600 Hospital Parkway Bedford, TX 76021
Texas Health Presbyterian Hospital Denton 3000 N. Interstate 35 Denton, TX 76201	Texas Health Harris Methodist Hospital Alliance 10864 Texas Health Trail Fort Worth, TX 76244	CORPORATE OFFICE Texas Health Resources 612 E. Lamar Boulevard Arlington, TX 76011
THR AFFILIATE HOSPITALS - THPR
Physicians Medical Center, LLC d/b/a Texas Health Center for Diagnostics & Surgery 6020 West Parker Road Plano, Texas 75093	Rockwall Regional Hospital, LLC d/b/a Texas Health Presbyterian Hospital Rockwall 3150 Horizon Road Rockwall, Texas 75032	Southlake Specialty Hospital, LLC d/b/a Texas Health Harris Methodist Hospital Southlake 1545 E. Southlake Boulevard Southlake, Texas 76092
Flower Mound Hospital Partners, LLC d/b/a Texas Health Presbyterian Hospital Flower Mound 4400 Long Prairie Road Flower Mound, Texas 75028

Appendix A- Constructs and Pricing Terms

Texas Health Resources

Spinal Fusion — Effective February 15, 2012 to June 30, 2017

Spine Construct	Definition	Open Vendor Construct Price
Screw, Cervical	Any screw used to secure cervical plates to cervical vertebrae; Including but not limited to self-drilling, self-tapping, cancellous, cortical, locking, cannulated, translational, domed, transitional, semi-constrained, fixed or variable angle, washers, nuts, set screws, etc.	$150
Plate, Cervical 1-3 Levels	One, two, or three level translating and fixed plate; including hole covers, integrated locking mechanisms and all materials	$800
Plate, Cervical 4+ Levels	Four + level translating and fixed plate; including hole covers, integrated locking mechanisms and all materials	$900
Plate, Occipital	Translational single and multi-level plate (2 and 3 levels) involving Cl; includes hole covers includes integrated locking mechanisms and all materials	$1800
Screw, Lumbar	Any screw/bolt used to secure anterior, posterior or lateral plates to Thoracic-Lumbar-Sacral vertebrae; including but not limited to self-drilling, self-tapping, cancellous, cortical, locking, cannulated, translational, domed, transitional, semi-constrained, fixed or variable angle, washers, nuts, set screws, etc.	$175
Plate, Lumbar	Any anterior Thoracic-Lumbar-Sacral plate - includes anterior single or multi - level plate and cover if applicable; excludes Buttress plates	$2800
Plate, Posterior or Lateral	Any posterior or lateral plates for Thoracic-Lumbar-Sacral fixation(i.e. Arch, Core)	$500
Buttress Assembly	Includes any buttress plate & screws or staple assembly	$600
Hooks and Offset Assembly	Includes any fixed-angle, posted or monoaxial hook or offset assemblies including all washers, nuts, collars, off-sets, locking caps, blockers, set screws, etc. required for the assembly and / or attachment of the hooks offsets to the rods (or links/hooks). Includes all Anterior / Posterior / Cervical / Lumbar / Thoracic / hooks used with rods.	$400
Pedicle Screw Assembly, fixed angle	Includes any fixed-angle, posted or monoaxial pedicle screw assemblies; screw assembly includes all washers, nuts, collars, off-sets, locking caps, blockers, set screws, etc. required for the assembly and / or attachment of the screws to the rods (or links/hooks). Includes all Anterior / Posterior / Cervical / Lumbar / Thoracic / Iliac fixed angle, posted or monoaxial screws used with rods.	$650
Pedicle Screw Assembly, Polyaxial	Any Pedicle Screw used in conjunction with a rod (or link). Anterior / Posterior Cervical / Lumbar / Thoracic / Iliac (including multi-axial or variable angle extended tab, reduction, favored angle, fenestrated, or those used with flexible rod and cord) and dynamic screws include all washers, nuts, collars, off-sets, locking caps, blockers, set screws, etc. required for the assembly and / or attachment of the screws to the rods. Includes all multi-axial and variable/favored angle screws used with rods (or link).	$750
Pedicle Screw Assembly, Cannulated	Any Cannulated Pedicle Screw used in conjunction with a rod (or link). Anterior I Posterior Cervical / Lumbar / Thoracic I Iliac (including multi-axial or variable angle or those used with flexible rod and cord) and dynamic screws include all washers, nuts, collars, off-sets, locking caps, blockers, set screws, etc. required for the assembly and / or attachment of the screws to the rods. Includes all multi-axial and variable angle screws used with rods (or link).	$850

Spine Construct	Definition	Open Vendor Construct Price
Pedicle Screw Assembly, dual threads on core	Any Pedicle Screw used in conjunction with a rod (or link) that has a dual thread design on the screw core. Anterior / Posterior Cervical / Lumbar / Thoracic / Iliac (including multi-axial or variable angle extended tab, reduction, favored angle, fenestrated, or those used with flexible rod and cord) and dynamic screws include all washers, nuts, collars, off-sets, locking caps, blockers, set screws, etc. required for the assembly and / or attachment of the screws to the rods. Includes all multi -axial and variable/favored angle screws used with rods (or link).	$1050
Rod <300mm	Cervical or Lumbar/Thoracic (straight, tapered, threaded, or curved, any material or diameter) Includes dynamic, corded, links or flexible rods	$200
Rod >300mm	Cervical or Lumbar/Thoracic (straight, tapered, threaded, or curved, any material or diameter)	$300
Rod, balled or hex end(s) of any length	Cervical or Lumbar/Thoracic/Sacral (straight, tapered, threaded, or curved, any material or diameter) Includes rods or any length with one or two balled/hex ends as well as PEEK rods	$300
Rod, Semi Rigid

Any combination of semi-rigid rod components such as cords, spacers, bumpers, spools, end spools, and screw end assemblies.  Pricing is per case assembled and includes both sides (not inclusive of pedicle screws).

Note: Requires prior approval.  Semi-Rigid systems are only indicated for use as an adjunct to a fusion in the treatment of the following acute and chronic instabilities or deformities of the thoracic, lumbar, and sacral spine in skeletally mature patients: degenerative spondylolisthesis with objective evidence of neurologic impairment and failed previous fusion (pseudoarthrosis).  Off-label use can result in denied payment.  If this device is used as the only primary rod for spinal fusion cases, payment will be made at the standard rod price.

		$2,000/case Note: Requires prior approval.
Crosslink / Domino Connectors	Crossbar (rod-to-rod), Fixed, Multi-axial, Multi-angle, Low profile, and includes multi-axial expandable crosslinks as well as inter rod connector designed for the purpose of rod extension	$700
Cervical Spacer or Cage	Any cervical spacer with non bone material such as PEEK / Titanium / Porous or coated metal. or Carbon Fiber	$800
IFD Thoracic/Lumbar/ Sacral PLIF	Any Thoracic/Lumbar/Sacral inter-body fusion device placed through a posterior approach (PLIF) with two devices of non bone material such as PEEK I Titanium / Porous or coated metal or Carbon Fiber or any impacted or screw in fusion device in any non bone material	$1500
IFD Thoracic/Lumbar/ Sacral TLIF	Any Thoracic/Lumbar/Sacral inter-body fusion device placed through a posterior Transforaminal approach (TLIF) with one device of non bone material such as PEEK / Titanium / Porous or coated metal or Carbon Fiber or any impacted or screw in fusion device in any non bone material	$2800
IFD Thoracic/Lumbar/ Sacral ALIF	Any Thoracic/Lumbar/Sacral inter-body fusion device placed through an anterior approach of non bone material such as PEEK / Titanium / Mesh / Porous or coated metal or Carbon Fiber.	$3000
IFD Direct Lateral	Any inter-body fusion device placed through a lateral anterior approach of non bone material such as PEEK / Titanium / Porous or coated metal or Carbon Fiber (ie, XLIF, Clydesdale, Transcontinental )	$3800
IFD Direct Lateral — Specialty Versions	Any inter-body fusion device placed through a lateral anterior approach of non bone material such as PEEK / Titanium / Porous or coated metal or Carbon Fiber of non standard sizes and configurations	$4400

Spine Construct	Definition	Open Vendor Construct Price
Vertebral Body Replacement (VBR)	Any coipectomy spacer that includes expandable cages; modular ALIF/TLIF; reinforcing screws; or devices assembled within the vertebral space	$3800
Modular VBR	See VBR	$3800
Expandable Cages <= 1 level	See VBR (excludes intervertebral body/disc device)	$3800
Expandable Cages > 1 level	Expandable VBR of any diameter that cover more than 1 vertebral body (greater than 60 mm expanded)	$5,800
Interspinous Spacer	i.e. X-stop	$4000/case
Spinous Process Plate	Non segmental lumbar fixation assembly, includes device body and fixation as well as screws and/or plates. (ie, Aspen, Affix, Spire, SP-Fix) If a subsequent device is used in the same procedure, the subsequent device will be discount 50% from the construct price	$4,000
Cervical Disc	Includes all implant components and disposables required to implant a cervical artificial disc device; (i.e., Prodisc C, Prestige) *Requires prior approval and authorization.	$4,500
Lumbar Disc	Includes all implant components and disposables required to implant a lumbar artificial disc device; (i.e., Charte, Prodisc L) *Requires prior approval and authorization.	$7,500
Facet Screws	Any facet screw and delivery devices such as teleport or gun	$800
Temporary Fixation Pins / Tacks/taps		$65
Wire		$65
Drill bit		$100
Cable		$240
Targeting needle	Any disposable targeting needle (ie Jamshidi)	$50
Stand Alone Integrated Devices — Lumbar	Stand-alone device (assembled price including screws or fixation pins) that accomplish similar interventions may have a cumulative price effect (i.e. SynFix-LR, Pillar-SA, Independence, Magnum-P+, ROI-A) Limited to only two assembled devices per procedure/discharge. Any subsequent device used in the same case will be discount 50% from the construct price.	$5600
Stand Alone Integrated Devices - Cervical	Stand-alone devices (assembled price including screws or fixation pins) that accomplish similar interventions may have a cumulative price effect (i.e. Zero-P, Mosaic, Coalition, ROI-C) Limited to only one device per procedure/discharge. Any subsequent device used in the same case will be discount 50% from the construct price.	$2600
Insertion Supplies, Lateral ALIF — kit

Includes any and all disposable components and supplies required to implant a lateral anterior lumbar interbody fusion device (i.e., XLIF, Transcontinental, Clydesdale, GLIF, etc) and includes items such as but not limited to illumination, cords, shims, blades, k-wire, dilatators, in either kits or provided individually. etc.

		$500/case
Insertion Supplies, Lateral ALIF - components	Shims$50/case Light source/cable$400/case Annulotomy knife$50/case
Intraoperative Monitoring	Neurological intraoperative monitoring assembly - includes all disposable components (tips, probes, dilators, electrodes, cables, etc) required. Limited to Lateral ALIF procedures.	$500/case

Spine Construct	Definition	Open Vendor Construct Price
Other Devices — exceptions	Devices not addressed in any constructs listed above must be included in the product formulary exhibit prior to use in the hospital with a mutually agreed upon price. (i.e., AxiLIF)	TBD

•

Any implant or assembly delivered by Vendor must fall into one of the defined categories without exceptions, up charges, or additions. Any deviation from established pricing must he approved in advance or items are not charged to customer. No up charges for substitution ol' product components will be made without prior approval by Karen Kiefer or designee. If any implant is provided that is not on the approved product formulary in Appendix A, payment will be made at the construct price.

•	Should Vendor provide any technologies not contained in Attachment I3 currently on file with TIIR, Vendor will be paid at the defined construct price as defined by TI [R.
•	This Spinal Fusion Implant Formulary may be updated periodically with the approval of the Hospital's Implant Formulary Committee.
•	Broken instrumentation will be replaced at no charge by the Vendor unless there is evidence of abuse by hospital personnel.
•	Lost and/or misused instrumentation that was caused by Hospital personnel will he the responsibility of the Hospital at 70% off 2012 list price.
•	No fees for instrumentation (Reusable).
•	Explanted /wasted implants are paid at 50% off the construct price.
•	All devices subject to verification. If any questions arise regarding classification of a device, the supplier will provide a surgical technique guide, FDA documents, and a product brochure.

EXHIBIT 10.22